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             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                       ENHANCED DEATH BENEFIT "EDB" RIDER


OVERVIEW: This Enhanced Death Benefit Rider ("Rider") is an optional rider the Owner has selected. It provides a Death Benefit, which guarantees 5% growth and provides a guarantee that increases if the Accumulated Value reaches certain values.

APPLICABILITY: This Rider is made a part of the contract to which it is attached and is effective on the issue date.

DEFINITION(S): Current Breakthrough Value: On the issue date, it is equal to the Initial Payment. The Current Breakthrough Value increases each time the Accumulated Value grows to an amount equal to or greater than the Target Breakthrough Value. Immediately after such growth in the Accumulated Value, the Current Breakthrough Value will be equal to the Target Breakthrough Value immediately prior to such growth. This value is increased by subsequent Payments and proportionately reduced by subsequent withdrawals (see Payments and Withdrawals, below).

Target Breakthrough Value: It is equal to 110% of the Current Breakthrough
Value.

BENEFIT: The "Death Benefit" section of the "DEATH BENEFIT" provision is replaced by the following:

I. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and before or on his/her 80th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive Market Value Adjustment ("MVA"), if applicable;

       (b) gross payments accumulated daily at an effective annual yield of 5%, starting on the Effective Valuation Date of each gross payment and ending on the date of death, proportionately reduced for withdrawals as they occur; and

       (c) the Current Breakthrough Value on the date of death, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals.

II. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and after his/her 80th birthday, but before his/her 90th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive MVA, if applicable;

       (b) the value as determined by Section I(b) above on the deceased's 80th birthday, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals; and

       (c) the Current Breakthrough Value on the date of death, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals.

III. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date, but on or after his/her 90th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive MVA, if applicable;

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       (b)  the value as determined by Section I(b) above on the deceased's 80th birthday, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals;

       (c) the Current Breakthrough Value on the deceased's 90th birthday, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals; and

       (d) the Accumulated Value, increased for any positive MVA, if applicable, on the deceased's 90th birthday, increased for subsequent Payments, and proportionately reduced for subsequent withdrawals.

PAYMENTS AND WITHDRAWALS:

I.     When a Payment is made, on the Effective Valuation Date of the Payment:

       (a) the Current Breakthrough Value will increase by an amount equal to the Payment, and

       (b) the Target Breakthrough Value will increase to an amount equal to 110% of the Current Breakthrough Value immediately after such Payment.

II. When a withdrawal is taken, on the Effective Valuation Date of the withdrawal:

       (a)  the Current Breakthrough Value will be proportionately reduced, and

       (b) the Target Breakthrough Value will decrease to an amount equal to 110% of the Current Breakthrough Value immediately after such withdrawal.

PROPORTIONATE REDUCTION: Sections I(b), I(c), II(b), II(c), III(b), III(c) and III(d) of the "Benefit" provision and Section II(a) of the "Payments and Withdrawals" provision are proportionately reduced by withdrawals. This proportionate reduction is calculated by multiplying the Section I(b), I(c), II(b), II(c), III(b), III(c) or III(d) value or the Current Breakthrough Value, whichever is applicable, determined immediately prior to the withdrawal by the following:

                            AMOUNT OF THE WITHDRAWAL
                            ------------------------
                    Accumulated Value determined immediately
                             prior to the withdrawal

CHARGE FOR BENEFIT: While this Rider is in effect, the Company will assess an EDB Charge equal to an annual percentage rate of .40% on a contract monthly basis. On the last day of each contract month, the monthly charge is deducted Pro Rata and is equal to 1/12th of the EDB Charge multiplied by the Accumulated Value of the contract on that date. The EDB Charge only applies during the Accumulation Phase.




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TERMINATION: This Rider will terminate on the earliest of the following:

       (a)  the Annuity Date;

       (b) the date the Company determines a Death Benefit is payable and the contract is not continued under a spousal takeover; or

       (c)  surrender of the contract.


                    Signed for the Company at Dover, Delaware



                 /s/ Mark A. Hug                      /s/ Charles F. Cronin

                 President                            Secretary








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             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                       ENHANCED DEATH BENEFIT "EDB" RIDER


OVERVIEW: This EDB Rider ("Rider") is an optional rider the Owner has selected. It provides an Enhanced Death Benefit, which guarantees 7% growth (subject to a 200% cap) and provides an annual step-up.

APPLICABILITY: This Rider is made a part of the contract to which it is attached and is effective on the issue date.

BENEFIT: The "Death Benefit" section of the "DEATH BENEFIT" provision is replaced by the following:

I. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and before or on his/her 80th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive Market Value Adjustment ("MVA"), if applicable;

       (b) gross payments accumulated daily at an effective annual yield of 7%, starting on the Effective Valuation Date of each gross payment and ending on the date of death, adjusted for withdrawals as they occur. This value cannot exceed 200% of gross payments, adjusted for withdrawals as they occur; and

       (c) the highest Accumulated Value on any contract anniversary prior to the date of death, as determined after being increased for any positive MVA, if applicable, and subsequent Payments, and adjusted for subsequent withdrawals.

II. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and after his/her 80th birthday, but before his/her 90th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive MVA, if applicable;

       (b) the value as determined by Section I(b) above on the deceased's 80th birthday, increased for subsequent Payments and adjusted for subsequent withdrawals; and

       (c) the highest Accumulated Value on any contract anniversary prior to the date of death, as determined after being increased for any positive MVA, if applicable, and subsequent Payments, and adjusted for subsequent withdrawals.

III. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date, but on or after his/her 90th birthday, the Death Benefit will be the greatest of:

       (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork, as determined by the Company, have been received at the Principal Office, increased for any positive MVA, if applicable;

       (b) the value as determined by Section I(b) above on the deceased's 80th birthday, increased for subsequent Payments and adjusted for subsequent withdrawals;

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       (c)  the highest Accumulated Value on any contract anniversary prior to the deceased's 90th birthday, as determined after being increased for any positive MVA, if applicable, and subsequent Payments, and adjusted for subsequent withdrawals; and

       (d) the Accumulated Value, increased for any positive MVA, if applicable, on the deceased's 90th birthday, increased for subsequent Payments, and adjusted for subsequent withdrawals.

RESTRICTED FUND:

For purposes of the "Adjustments for Withdrawals" section below, each of the following investment options is considered to be a Restricted Fund:

       The Fixed Account
       The Guarantee Period Accounts

ADJUSTMENTS FOR WITHDRAWALS:

Sections I(b), I(c), II(b), II(c), III(b), III(c) and III(d) of the "Benefit" provision are adjusted for withdrawals. For purposes of determining the type of adjustment, all withdrawals in whole or in part are classified as either Proportionate Withdrawals or Direct Withdrawals.

       Proportionate Withdrawals are withdrawals that proportionately reduce the applicable value. This proportionate reduction is calculated by multiplying the Section I(b), I(c), II(b), II(c), III(b), III(c) or III(d) value, determined immediately prior to the withdrawal, by the following:

                     AMOUNT OF THE PROPORTIONATE WITHDRAWAL
                     --------------------------------------
                    Accumulated Value determined immediately
                             prior to the withdrawal

       Direct Withdrawals are withdrawals that directly reduce the applicable value by an amount equal to the amount of the Direct Withdrawal. The Maximum Direct Withdrawal is the maximum amount that may be taken as a Direct Withdrawal, as determined at the time of each withdrawal. The Maximum Direct Withdrawal is equal to $0 if:

       (a)  an allocation has ever been made to a Restricted Fund; or

       (b) any prior withdrawal, in whole or in part, has ever been classified as a Proportionate Withdrawal.

       Otherwise, the Maximum Direct Withdrawal is equal to 7% of gross payments (determined as of the Effective Valuation Date of each withdrawal) less all prior withdrawals in that Contract Year.

ADJUSTMENTS FOR WITHDRAWALS, AS REFERRED TO IN SECTION I(b):

       If a withdrawal is less than or equal to the Maximum Direct Withdrawal, then the entire withdrawal will be classified as a Direct Withdrawal.

       If a withdrawal is greater than the Maximum Direct Withdrawal, then that part of the withdrawal equal to the Maximum Direct Withdrawal will be classified as a Direct Withdrawal. That part of the withdrawal that exceeds the Maximum Direct Withdrawal will be classified as a Proportionate Withdrawal.

       Once a Proportionate Withdrawal is taken, all future withdrawals in any Contract Year will be classified as Proportionate Withdrawals. Once an allocation is made to a Restricted Fund, all future withdrawals in any Contract Year will be classified as Proportionate Withdrawals.


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ADJUSTMENTS FOR WITHDRAWALS, AS REFERRED TO IN SECTIONS I(c), II(b), II(c),
III(b), III(c) AND III(d):

       All withdrawals are Proportionate Withdrawals.

CHARGE FOR BENEFIT: While this Rider is in effect, the Company will assess an EDB Charge equal to an annual percentage rate of .50% on a contract monthly basis. On the last day of each contract month, the monthly charge is deducted Pro Rata and is equal to 1/12th of the EDB Charge multiplied by the Accumulated Value of the contract on that date. The EDB Charge only applies during the Accumulation Phase.

TERMINATION: This Rider will terminate on the earliest of the following:

       (a)  the Annuity Date;

       (b) the date the Company determines a Death Benefit is payable and the contract is not continued under a spousal takeover; or

       (c)  surrender of the contract.


                    Signed for the Company at Dover, Delaware


           /s/ Mark A. Hug                                /s/ Charles F. Cronin

           President                                      Secretary








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